# Delaware

*The First State*

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF "AMERICAN PACIFIC INVESTCORP LP", FILED IN THIS OFFICE ON THE SECOND DAY OF JULY, A.D. 2010, AT 3:14 O'CLOCK P.M.

Jeffrey W Bullock, Secretary of State

4843764 8100

AUTHENTICATION: 8095064

100714659

DATE: 07-02-10

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:31 PM 07/02/2010
FILED 03:14 PM 07/02/2010
SRV 100714659 - 4843764 FILE

# CERTIFICATE OF LIMITED PARTNERSHIP

# OF

# AMERICAN PACIFIC INVESTCORP LP

This Certificate of Limited Partnership of AMERICAN PACIFIC INVESTCORP LP (the "Partnership") is being executed and filed by the undersigned general partner to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17.

## ARTICLE ONE

The name of the limited partnership formed hereby is AMERICAN PACIFIC INVESTCORP LP

## ARTICLE TWO

The address of the registered office of the Partnership in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

## ARTICLE THREE

The name and address of the registered agent of the Partnership in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

## ARTICLE FOUR

The name and business address of the general partner of the Partnership is:

| | |
|---|---|
| American Pacific Investcorp Partner LP | c/o 295 Madison Avenue, 2nd Floor<br>New York, New York 10017 |

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership by and through a duly authorized officer thereof on this 2nd day of July, 2010.

American Pacific Investcorp Partner LP,
General Partner

By: [signature]
Robyn Tuerk
Organizer